UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025
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Celestica Inc.
(Exact name of registrant as specified in its charter)
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Ontario, Canada	001-14832	98-0185558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900	M2N 6L7
Toronto, Ontario, Canada	(Zip Code)
(Address of principal executive officers)

(416) 448-2211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On October 30, 2025, Celestica Inc. (the "Company") issued a press release to announce that it has received final acceptance from the Toronto Stock Exchange for a normal course issuer bid (“NCIB”) to repurchase up to 5,722,527 of the Company’s common shares, representing approximately 5 percent of the outstanding public float as of October 20, 2025, during the next 12 months. The NCIB is scheduled to commence on November 3, 2025 and is due to terminate on November 2, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated October 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELESTICA INC.

Date: October 30, 2025
	By:	/s/ Douglas Parker
Name: Douglas Parker
Title: Chief Legal Officer and Corporate Secretary